Exhibit 10.19

ADDENDUM No. 3

To the Charter Party Hull No. S4011 tbn “MSC Athos” dated 28th January 2011

It has been mutually agreed between

Messrs KAYLEY SHIPPING CO., of Liberia, as Owners

and

Messrs MSC - MEDITERRANEAN SHIPPING COMPANY S.A., of Geneva, as Charterers

that:

Clause 36 second para is hereby deleted and replaced follows:

“Charterers to take over and pay for bunkers on delivery according to the purchase prices of bunkers ex shipyard and Owners to take over and pay for bunkers on redelivery according to Platt’s Oilgram Bunkers wire mean prices at the port of redelivery or at the nearest port valid the date of redelivery”.

All other terms, conditions and exceptions of the Charter Party and Addenda thereto to remain in force, unaltered.

28th March 2013.

11. MSC Athos Time Charter Addendum No. 3